UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 26, 2007

APEX SILVER MINES LIMITED
(Exact name of registrant as specified in its charter)

Cayman Islands, British West Indies	1-13627	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Walker House
Mary Street
George Town, Grand Cayman
Cayman Islands, British West Indies	Not Applicable
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01          Entry into a Material Definitive Agreement

Signature

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Item 1.01                     Entry into a Material Definitive Agreement

On September 4, 2007, Apex Silver Mines Limited (“Apex Silver”, “we” or “our”) entered into a Second Omnibus Amendment Agreement (the “Second Amendment”) among Apex Silver, our 65%-owned subsidiary Minera San Cristobal S.A. (“MSC”), certain of our wholly-owned subsidiaries, Comercial Metales Blancos, SC Minerals Aktiebolag, Sumitomo Corporation, BNP Paribas as Administrative Agent (“BNP”), Barclays Capital as Technical Agent (“Barclays”), Corporación Andina de Fomento, as Senior Lender,  JPMorgan Chase Bank, N.A., as Collateral Agent and Securities Intermediary, the Senior Lenders named therein and the Hedge Banks named therein.  The Second Amendment amends certain agreements (including the Common Security Agreement and other agreements previously filed by us as Exhibits to our Form 8-K filed on December 8, 2005, which were previously amended by the Omnibus Amendment Agreement filed by us an Exhibit to our Form 10-Q filed on November 9, 2006) related to the $225 million project financing for the construction, development and operation of our San Cristobal project.  In connection with these amendments, the project finance lenders formally approved MSC’s updated construction budget, operating plan and financial model.

The amendments set forth in the Second Amendment became effective on September 20, 2007 upon satisfaction of certain conditions precedent.  Among other things, the Second Amendment resulted in the following amendments to the MSC project finance facility agreements:

(i)            Amendment of the Common Security Agreement to increase the metals price assumptions to be used in each annual update to the financial model pursuant to which compliance with certain financial covenants of the facility is measured;

(ii)           Amendment of the Common Security Agreement to increase the mandatory cash flow sweep at each principal repayment date from 35% to 45% of excess cash flow; and

(iii)          Amendment of the repayment schedule in the Loan Agreements to require a larger percentage of principal to be repaid in earlier years as shown in the table below:

Principal Repayment Date	% of Original Principal Amount to be Repaid (Original Terms)	% of Original Principal Amount to be Repaid (Amended Terms)
December 2008	11.00%	14.50%
June 2009	11.90%	19.50%
December 2009	13.00%	17.50%
June 2010	13.60%	13.00%
December 2010	13.50%	10.00%
June 2011	12.90%	8.50%
December 2011	12.90%	7.00%
June 2012	7.60%	6.50%
December 2012	3.60%	3.50%

In addition, in connection with the amendments, MSC purchased put options to protect the additional cash flow needed for the accelerated loan repayment schedule.  The purchase price of the options was approximately $10 million.  We have also funded a $91 million margin account with the two banks holding the metals derivative positions entered into in connection with the project finance facility.  The 35% shareholder of MSC, Sumitomo Corporation, has provided a guarantee of those derivative positions in the amount of $49 million.  Both the margin account and the guarantee will decrease by one-third at the end of each of the years from 2008 through 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 26, 2007

Apex Silver Mines Limited

By:	/s/ Deborah J. Friedman
Deborah J. Friedman
Senior Vice President and General Counsel